                                                                       EXHIBIT 2








================================================================================






                     CONTRIBUTION AND DISTRIBUTION AGREEMENT



                                 by and between



                          BRISTOL-MYERS SQUIBB COMPANY



                                       and

                              ZIMMER HOLDINGS, INC.




                           Dated as of [      ], 2001







================================================================================

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                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Definitions    ................................................3


                                   ARTICLE II

                                THE CONTRIBUTION

SECTION 2.01.  Transfer of Zimmer Assets and
                 Assumption of Zimmer Liabilities.............................14
SECTION 2.02.  Zimmer Assets  ................................................16
SECTION 2.03.  Zimmer Liabilities.............................................17
SECTION 2.04.  Termination of Agreements......................................19
SECTION 2.05.  Transfer Documents.............................................21
SECTION 2.06.  Ancillary Agreements...........................................21
SECTION 2.07.  The Non-U.S. Plan..............................................21
SECTION 2.08.  Disclaimer of Representations and
                 Warranties...................................................22
SECTION 2.09.  Financing Arrangements.........................................23
SECTION 2.10.  Consents and Governmental Approvals............................23
SECTION 2.11.  Novation of Assumed Zimmer
                 Liabilities..................................................24
SECTION 2.12.  Novation of Liabilities other than
                 Zimmer Liabilities...........................................26


                                   ARTICLE III

                                THE DISTRIBUTION

SECTION 3.01.  The Distribution...............................................27
SECTION 3.02.  Actions Prior to the Distribution..............................28
SECTION 3.03.  Charter; Bylaws; Rights Plan...................................29
SECTION 3.04.  Sole Discretion of Bristol-Myers
                 Squibb.......................................................29
SECTION 3.05.  Conditions to Distribution.....................................30
SECTION 3.06.  Fractional Shares..............................................32
SECTION 3.07.  The Zimmer Board of Directors..................................32


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                                                                               2

                                   ARTICLE IV

                        MUTUAL RELEASES; INDEMNIFICATION

SECTION 4.01.  Release of Pre-Distribution Claims.............................33
SECTION 4.02.  Indemnification by Zimmer......................................36
SECTION 4.03.  Indemnification by Bristol-Myers
                 Squibb.......................................................37
SECTION 4.04.  Indemnification Obligations Net of
               Insurance Proceeds and Other
                 Amounts......................................................38
SECTION 4.05.  Procedures for Indemnification of
                 Third Party Claims...........................................39
SECTION 4.06.  Additional Matters.............................................42
SECTION 4.07.  Remedies Cumulative............................................43
SECTION 4.08.  Survival of Indemnities........................................43


                                    ARTICLE V

                   CONTINGENT GAINS AND CONTINGENT LIABILITIES

SECTION 5.01.  Definitions Relating to Contingent
                 Gains and Contingent Liabilities.............................43
SECTION 5.02.  Contingent Gains...............................................47
SECTION 5.03.  Exclusive Contingent Liabilities...............................48
SECTION 5.04.  Shared Contingent Liabilities..................................48
SECTION 5.05.  Payments.......................................................49
SECTION 5.06.  Procedures to Determine Status of
                 Contingent Liability or Contingent
                 Gain.........................................................50
SECTION 5.07.  Certain Case Allocation Matters................................51
SECTION 5.08.  Termination of Certain Article V
                 Provisions...................................................51


                                   ARTICLE VI

                  INTERIM OPERATIONS AND CERTAIN OTHER MATTERS

SECTION 6.01.  Insurance Matters..............................................52
SECTION 6.02.  Certain Business Matters.......................................52
SECTION 6.03.  Late Payments..................................................52

                                   ARTICLE VII

                    EXCHANGE OF INFORMATION; CONFIDENTIALITY

SECTION 7.01.  Agreement for Exchange of
                 Information; Archives........................................53
SECTION 7.02.  Ownership of Information.......................................54
SECTION 7.03.  Compensation for Providing
                 Information..................................................54
SECTION 7.04.  Record Retention...............................................55
SECTION 7.05.  Limitations of Liability.......................................55
SECTION 7.06.  Other Agreements Providing for
                 Exchange of Information......................................56
SECTION 7.07.  Production of Witnesses; Records;
                 Cooperation..................................................56
SECTION 7.08.  Confidentiality................................................57
SECTION 7.09.  Protective Arrangements........................................58


                                  ARTICLE VIII

                               DISPUTE RESOLUTION

SECTION 8.01.  Disputes.......................................................59
SECTION 8.02.  Escalation; Mediation..........................................59
SECTION 8.03.  Court Actions..................................................60


                                   ARTICLE IX

                               FURTHER ASSURANCES

SECTION 9.01.  Further Assurances.............................................62


                                    ARTICLE X

                                   TERMINATION

SECTION 10.01. Termination....................................................63


                                   ARTICLE XI

                                  MISCELLANEOUS

SECTION 11.01. Counterparts; Entire Agreement;
                 Corporate Power..............................................64
SECTION 11.02. Governing Law .................................................65
SECTION 11.03. Assignability .................................................65
SECTION 11.04. Third Party Beneficiaries......................................65
SECTION 11.05. Notices........................................................66
SECTION 11.06. Severability...................................................66


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                                                                               4

SECTION 11.07. Force Majeure .................................................67
SECTION 11.08. Publicity......................................................67
SECTION 11.09. Expenses.......................................................67
SECTION 11.10. Headings.......................................................67
SECTION 11.11. Survival of Covenants..........................................67
SECTION 11.12. Waivers of Default.............................................68
SECTION 11.13. Amendments.....................................................68
SECTION 11.14. Interpretation.................................................68

                                    SCHEDULES

Schedule 1.01(a)(i)                     Combined International Entities
Schedule 1.01(a)(ii)                    Assets -- Combined International
                                          Entities
Schedule 1.01(a)(iii)                   Non-U.S. Plan -- Combined International
                                          Entities
Schedule 1.01(b)                        International Assets/Excluded
                                          International Assets
Schedule 1.01(c)                        International Liabilities/Excluded
                                          International Liabilities
Schedule 1.01(d)                        Other Assets
Schedule 1.01(e)(i)                     Zimmer International Entities
Schedule 1.01(e)(ii)                    Shares -- Zimmer International Entities
Schedule 1.01(e)(iii)                   Non-U.S. Plan -- Zimmer International
                                          Entities
Schedule 1.01(f)                        List of Oldco Subsidiaries
Schedule 1.01(g)                        Non-U.S. Plan
Schedule 2.01(c)                        Delayed Transfer Assets and
                                        Liabilities
Schedule 2.02(b)(i)                     List of Excluded Assets
Schedule 2.03(a)(i)                     Separation Costs Liabilities
Schedule 2.03(b)(i)                     List of Excluded Liabilities
Schedule 2.03(b)(vii)                   Separation Costs Excluded Liabilities
Schedule 2.04(b)(ii)                    Arrangements not to be Terminated
Schedule 4.01(c)(iii)                   Excluded Ordinary Course Liabilities
Schedule 4.01(c)(iv)                    Excluded Liabilities Due on a Value-
                                          Received Basis
Schedule 5.01(d)                        Exclusive Bristol-Myers Squibb
                                          Contingent Gains
Schedule 5.01(e)                        Exclusive Bristol-Myers Squibb
                                          Contingent Liabilities
Schedule 5.01(h)                        Exclusive Zimmer Contingent Gains
Schedule 5.01(i)                        Exclusive Zimmer Contingent
                                          Liabilities
Schedule 5.01(k)                        Shared Contingent Gains
Schedule 5.01(l)                        Shared Contingent Liabilities
Schedule 5.06                           Pending Claims


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                                                                               5

                                    EXHIBITS

Exhibit A                           Restated By-laws of Zimmer
Exhibit B                           Restated Certificate of Incorporation
                                      of Zimmer
Exhibit C                           Employee Benefits Agreement
Exhibit D                           Interim Services Agreement
Exhibit E                           Patent Assignments
Exhibit F                           Rights Agreement
Exhibit G                           Tax Sharing Agreement

                                    THIS CONTRIBUTION AND DISTRIBUTION
                           AGREEMENT, dated as of [ ], 2001, is by and between BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation ("BRISTOL-MYERS SQUIBB") and ZIMMER HOLDINGS, INC., a Delaware corporation ("ZIMMER"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I hereof.

                                R E C I T A L S:

                  WHEREAS, the Board of Directors of Bristol-Myers Squibb has determined that it is in the best interests of Bristol-Myers Squibb and its stockholders to separate Bristol-Myers Squibb's orthopaedics business from its other existing businesses;

                  WHEREAS, Bristol-Myers Squibb's orthopaedics business is currently conducted in the United States by Zimmer, Inc., a Delaware corporation and a wholly owned Subsidiary of Bristol-Myers Squibb ("OLDCO");

                  WHEREAS, Bristol-Myers Squibb's orthopaedics business is currently conducted outside of the United States by (i) Oldco's wholly owned Subsidiaries (the "OLDCO SUBSIDIARIES"), (ii) certain wholly owned Subsidiaries of Bristol-Myers Squibb that only conduct business and operations that relate to the distribution or sale of Oldco's products ("ZIMMER INTERNATIONAL ENTITIES") and (iii) certain wholly owned Subsidiaries of Bristol-Myers Squibb that conduct business and operations that relate to the distribution or sale of Oldco's products and Bristol-Myers Squibb Business ("COMBINED INTERNATIONAL ENTITIES");

                  WHEREAS, subject to the terms and conditions set forth herein, Bristol-Myers Squibb will contribute or transfer, or cause to be contributed or transferred,

                  (i) all of the issued and outstanding capital stock of Oldco and the Zimmer International Entities listed on Schedule 1.01(f)(ii) (the "SHARES") to Zimmer;

                  (ii) the assets of the Combined International Entities listed on Schedule 1.01(a)(ii) related to the

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                                                                               2


         Zimmer Business to Zimmer or other entities designated by Zimmer;

                  (iii) all of the capital stock and assets of the Zimmer International Entities listed on Schedule 1.01(e)(iii) and the Combined International Entities listed on Schedule 1.01(a)(iii) to be transferred to Zimmer or other entities designated by Zimmer pursuant to the Non-U.S. Plan (as defined in Section 1.01); and

                  (iv) the remaining assets comprising the Zimmer Assets as set forth in Section 2.02(a) to Zimmer or other entities designated by Zimmer;

and Zimmer will assume the Zimmer Liabilities as set forth in Section 2.03(a) (collectively, the "CONTRIBUTION");

                  WHEREAS, in connection with the Contribution, Bristol-Myers Squibb will distribute, on a pro rata basis, to holders of shares of common stock, par value $0.10 per share, of Bristol-Myers Squibb ("BRISTOL-MYERS SQUIBB COMMON STOCK") all of the outstanding shares of common stock, par value $0.01 per share, of Zimmer ("ZIMMER COMMON STOCK") owned directly or indirectly by Bristol-Myers Squibb (the "DISTRIBUTION"); and

                  WHEREAS, the Contribution is intended to qualify as a tax-free transaction under Section 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (the "CODE") and the Distribution is intended to qualify as a tax-free spin-off under Section 355 of the Code;

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. DEFINITIONS. For the purpose of this Agreement the following terms shall have the following meanings:

                  "ACTION" means any demand, action, suit, counter suit, arbitration, inquiry, proceeding or investigation by or before any Federal, state, local, foreign or

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                                                                               3


international Governmental Authority or any arbitration or mediation tribunal.

                  "AFFILIATE" of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by contract or otherwise.

                  "AGENT" means the distribution agent to be appointed by Bristol-Myers Squibb to distribute to the stockholders of Bristol-Myers Squibb pursuant to the Distribution all of the shares of Zimmer Common Stock held by Bristol-Myers Squibb.

                  "AGREEMENT" means this Contribution and Distribution Agreement, including all of the Schedules and Exhibits hereto.

                  "ANCILLARY AGREEMENTS" means the Employee Benefits Agreement, the Interim Services Agreement, the Tax Sharing Agreement, the Patent Assignment, the agreements and other documents comprising the Non-U.S. Plan, any sublease entered into on or prior to the Distribution Date between any member of the Zimmer Group, on the one hand, and any member of the Bristol-Myers Squibb Group, on the other hand, and the supplemental and other agreements and instruments related to the any of the foregoing.

                  "BRISTOL-MYERS SQUIBB" has the meaning set forth in the Preamble.

                  "BRISTOL-MYERS SQUIBB BUSINESS" means: (a)(i) the business and operations of the divisions and Subsidiaries of Bristol-Myers Squibb which produce, distribute and sell (1) pharmaceutical prescription and consumer medicines, including cardiovascular, anti-cancer, anti-infective and central nervous drugs and analgesics, skin care products, cough and cold remedies, deodorants and anti-perspirants, (2) nutritionals, including infant formula products, (3) medical devices, including osmotic and wound care products, but excluding the Zimmer Business, and (4) beauty care products, including of haircoloring and hair care preparation products, and (ii) all other businesses of Bristol-Myers Squibb as of the date hereof not otherwise included in the Zimmer Business; and (b) except as otherwise expressly provided herein, any terminated, divested or

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                                                                               4


discontinued businesses or operations that at the time of termination, divestiture or discontinuation primarily related to the Bristol-Myers Squibb Business (as described in subsection (a) above) as then conducted.

                  "BRISTOL-MYERS SQUIBB COMMON STOCK" has the meaning set forth in the Recitals.

                  "BRISTOL-MYERS SQUIBB GROUP" means Bristol-Myers Squibb and each Person (other than any member of the Zimmer Group) that is an Affiliate of Bristol-Myers Squibb immediately after the Distribution Date.

                  "BRISTOL-MYERS SQUIBB INDEMNITEES" has the meaning set forth in Section 4.02.

                  "BYLAWS" means the Restated Bylaws of Zimmer, substantially in the form attached hereto as Exhibit A.

                  "CERTIFICATE OF INCORPORATION" means the Restated Certificate of Incorporation of Zimmer, substantially in the form attached hereto as Exhibit B.

                  "CODE" has the meaning set forth in the Recitals.

                  "COMBINED INTERNATIONAL ENTITIES" has the meaning set forth in the Recitals. A comprehensive list of the Combined International Entities is set forth in Schedule 1.01(a) hereto.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "CONSENTS" means any consents, waivers or approvals from, or notification requirements to, any third parties.

                  "CONTINGENT CLAIM COMMITTEE" has the meaning set forth in
Section 5.01(a).

                  "CONTINGENT GAIN" has the meaning set forth in Section
5.01(b).

                  "CONTINGENT LIABILITIES" has the meaning set forth in Section 5.01(c).

                  "CONTRIBUTION" has the meaning set forth in the Recitals.

                  "CONTRIBUTION DATE" means the Distribution Date or such other date as Bristol-Myers Squibb may determine.

                  "DELAYED TRANSFER ASSETS" means any Zimmer Assets that are expressly provided in this Agreement or any Ancillary Agreement to be transferred after the Distribution Date.

                  "DELAYED TRANSFER LIABILITIES" means any Zimmer Liabilities that are expressly provided in this Agreement or any Ancillary Agreement to be assumed after the Distribution Date.

                  "DETERMINATION REQUEST" means a written request made to the Contingent Claim Committee, pursuant to Section 4.05(b), for a determination as to whether a Third Party Claim specified in such request constitutes a Shared Contingent Liability.

                  "DISTRIBUTION" has the meaning set forth in the Recitals.

                  "DISTRIBUTION DATE" has the meaning set forth in Section 3.04.

                  "EMPLOYEE BENEFITS AGREEMENT" means the Employee Benefits Agreement by and between Bristol-Myers Squibb and Zimmer, substantially in the form attached hereto as Exhibit C, as of the Distribution Date and thereafter as amended.

                  "ENVIRONMENTAL LAW" means any Federal, state, local, foreign or international statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law (including tort and environmental nuisance law), legal doctrine, order, judgment, decree, injunction, requirement or agreement with any Governmental Authority, now or hereafter in effect relating to health, safety, pollution or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or to emissions, discharges, releases or threatened releases of any substance currently or at any time hereafter listed, defined designated or classified as hazardous, toxic, waste, radioactive or dangerous, or otherwise regulated, under any of the foregoing, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any such substances, including the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act and the Resource

Conservation and Recovery Act and comparable provisions in state, local, foreign or international law.

                  "ENVIRONMENTAL LIABILITIES" means all Liabilities relating to, arising out of or resulting from any Environmental Law or contract or agreement relating to environmental, health or safety matters (including all removal, remediation or cleanup costs, investigatory costs, governmental response costs, natural resources damages, property damages, personal injury damages, costs of compliance with any product take back requirements or with any settlement, judgment or other determination of Liability and indemnity, contribution or similar obligations) and all costs and expenses, interest, fines, penalties or other monetary sanctions in connection therewith.

                  "ESCALATION NOTICE" has the meaning set forth in Section 8.02.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                  "EXCLUDED ASSETS" has the meaning set forth in Section
2.02(b).

                  "EXCLUDED EMPLOYEE LIABILITIES" means the employee-related liabilities, as set forth in the Employee Benefits Agreement, retained by Bristol-Myers Squibb related to

                  (a) U.S. employees of Zimmer under the Bristol-Myers Squibb pension plans and

                  (b) postretirement medical and life insurance benefits for U.S. employees of Zimmer who have retired, or who are eligible to retire, as of the Distribution Date.

                  "EXCLUDED INTERNATIONAL ASSETS" has the meaning set forth in
Schedule 1.01(b).

                  "EXCLUDED INTERNATIONAL LIABILITIES" has the meaning set forth in Schedule 1.01(c).

                  "EXCLUDED LIABILITIES" has the meaning set forth in Section 2.03(b).

                  "EXCLUSIVE BRISTOL-MYERS SQUIBB CONTINGENT GAIN" has the meaning set forth in Section 5.01(d).

                  "EXCLUSIVE BRISTOL-MYERS SQUIBB CONTINGENT LIABILITY" has the meaning set forth in Section 5.01(e).

                  "EXCLUSIVE CONTINGENT GAIN" has the meaning set forth in
Section 5.01(f).

                  "EXCLUSIVE CONTINGENT LIABILITY" has the meaning set forth in
Section 5.01(g).

                  "EXCLUSIVE ZIMMER CONTINGENT GAIN" has the meaning set forth in Section 5.01(h).

                  "EXCLUSIVE ZIMMER CONTINGENT LIABILITY" has the meaning set forth in Section 5.01(i).

                  "FINANCING FACILITY" means the credit facility to be entered into prior to the Distribution Date by and among Bristol-Myers Squibb, Zimmer, and an agent or co-agents selected by Bristol-Myers Squibb and Zimmer, pursuant to which, prior to the Distribution Date, Bristol-Myers Squibb will borrow an amount determined by Bristol-Myers Squibb and, as of the Distribution Date, Zimmer will become the sole obligor and Bristol-Myers Squibb will have no further liability or obligation thereunder.

                  "GOVERNMENTAL APPROVALS" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

                  "GOVERNMENTAL AUTHORITY" shall mean any Federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

                  "GROUP" means the Bristol-Myers Squibb Group or the Zimmer Group, as the context requires.

                  "INDEMNIFYING PARTY" has the meaning set forth in Section 4.04(a).

                  "INDEMNITEE" has the meaning set forth in Section 4.04(a).

                  "INDEMNITY PAYMENT" has the meaning set forth in Section 4.04(a).

                  "INFORMATION" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

                  "INFORMATION STATEMENT" means the information statement forming a part of the Registration Statement.

                  "INSURANCE POLICIES" means the insurance policies written by any insurance carrier, pursuant to which Zimmer or one or more of its Subsidiaries (or their respective officers or directors) will be insured parties after the Distribution Date.

                  "INSURANCE PROCEEDS" means those monies:

                  (a) received by an insured from an insurance carrier; or

                  (b) paid by an insurance carrier on behalf of the insured, in any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof.

                  "INTERIM SERVICES AGREEMENT" means the Interim Services Agreement by and between Bristol-Myers Squibb and Zimmer, substantially in the form attached hereto as Exhibit D, as of the Distribution Date and thereafter as amended.

                  "INTERNATIONAL ASSETS" means the assets set forth in Schedule 1.01(b) and the capital stock and assets of the Zimmer International Entities listed on Schedule 1.01(e)(iii) and the Combined International Entities listed on Schedule 1.01(a)(iii) to be transferred to Zimmer or other entities designated by Zimmer pursuant to the Non-U.S. Plan.

                  "INTERNATIONAL LIABILITIES" means the Liabilities set forth in
Schedule 1.01(c) and the Liabilities contemplated to be assumed by Zimmer or other entities designated by Zimmer pursuant to the Non-U.S. Plan.

                  "LIABILITIES" means any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exoneration, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities and requirements, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

                  "NON-U.S. PLAN" means the Non-U.S. Plan, comprised of the series of transactions, agreements and other arrangements, pursuant to which certain of the non-U.S. Zimmer Assets and Zimmer Liabilities will be transferred between the parties hereto, which are set forth or described in Schedule 1.01(g) (as such Schedule may be supplemented by mutual consent of the parties prior to the Distribution Date).

                  "NYSE" means The New York Stock Exchange, Inc.

                  "OLDCO" has the meaning set forth in the Recitals.

                  "OLDCO SUBSIDIARIES" has the meaning set forth in the Recitals. A comprehensive list of the Oldco Subsidiaries is set forth in
Schedule 1.01(f) hereto.

                  "OTHER ASSETS" means the assets listed on Schedule 1.01(d).

                  "PATENT ASSIGNMENT" means the Patent Assignment, by and between Bristol-Myers Squibb and Zimmer, substantially in the form attached hereto as Exhibit E, as of the Distribution Date and thereafter as amended.

                  "PERSON" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

                  "PRIME RATE" means the rate which The Chase Manhattan Bank (or any successor thereto or other major money center commercial bank agreed to by the parties hereto) announces from time to time as its prime lending rate, as in effect from time to time.

                  "RECORD DATE" means the close of business on the date to be determined by the Bristol-Myers Squibb Board of Directors as the record date for determining stockholders of Bristol-Myers Squibb entitled to receive shares of Zimmer Common Stock in the Distribution.

                  "REGISTRATION STATEMENT" means the registration statement on Form 10 filed under the Exchange Act on March 26, 2001 pursuant to which the Zimmer Common Stock to be distributed in the Distribution will be registered, together with all amendments thereto.

                  "RIGHTS PLAN" means the Rights Agreement to be entered into between Zimmer and Mellon Investor Services LLC, as rights agent, substantially in the form attached hereto as Exhibit F.

                  "SECURITIES ACT" means the Securities Act of 1933, together with the rules and regulations promulgated thereunder.

                  "SECURITY INTEREST" means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

                  "SHARED BRISTOL-MYERS SQUIBB PERCENTAGE" has the meaning set forth in Section 5.01(j).

                  "SHARED CONTINGENT GAIN" has the meaning set forth in Section 5.01(k).

                  "SHARED CONTINGENT LIABILITY" has the meaning set forth in
Section 5.01(l).

                  "SHARED PERCENTAGE" has the meaning set forth in Section 5.01(m).

                  "SHARED ZIMMER PERCENTAGE" has the meaning set forth in
Section 5.01(n).

                  "SHARES" has the meaning set forth in the Recitals.

                  "SUBSIDIARY" of any Person means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; PROVIDED, HOWEVER, that no Person that is not directly or indirectly wholly owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

                  "TAX SHARING AGREEMENT" means the Tax Sharing Agreement by and between Bristol-Myers Squibb and Zimmer, substantially in the form attached hereto as Exhibit G, as of the Distribution Date and thereafter as amended.

                  "TAXES" has the meaning set forth in the Tax Sharing
Agreement.

                  "THIRD PARTY CLAIM" has the meaning set forth in Section 4.05(a).

                  "ZIMMER" has the meaning set forth in the Preamble.

                  "ZIMMER ASSETS" has the meaning set forth in Section 2.02(a).

                  "ZIMMER BALANCE SHEET" means the audited combined balance sheet of Zimmer, including the notes thereto, as of December 31, 2000, as presented in the Information Statement.

                  "ZIMMER BUSINESS" means (a) the business and operations of (i) Oldco, (ii) the Oldco Subsidiaries, (iii) the Zimmer International Entities and
(iv) the Combined

International Entities, but only to the extent that such Combined International Entities' business and operations relate to the distribution or sale of Oldco's products and (b) except as otherwise expressly provided herein, any terminated, divested or discontinued businesses or operations that at the time of termination, divestiture or discontinuation primarily related to the Zimmer Business (as described in subsection (a) above) as then conducted, but in any event not the businesses and operations related to the Excluded Assets.

                  "ZIMMER COMMON STOCK" has the meaning set forth in the Recitals.

                  "ZIMMER GROUP" means Zimmer, each Subsidiary of Zimmer and each other Person that is either controlled directly or indirectly by Zimmer immediately after the Distribution Date or that is contemplated to be controlled by Zimmer pursuant to the terms hereof or the Non-U.S. Plan.

                  "ZIMMER INDEMNITEES" has the meaning set forth in Section 4.03(a).

                  "ZIMMER INTERNATIONAL ENTITIES" has the meaning set forth in the Recitals. A comprehensive list of the Zimmer International Entities is set forth in Schedule 1.01(e)(i) hereto.

                  "ZIMMER LIABILITIES" has the meaning set forth in Section 2.03(a).

                                   ARTICLE II

                                THE CONTRIBUTION

                  SECTION 2.01. TRANSFER OF ZIMMER ASSETS AND ASSUMPTION OF ZIMMER LIABILITIES. (a) On the terms and subject to the conditions set forth in this Agreement and with effect as of the Contribution Date, Bristol-Myers Squibb hereby contributes, assigns, transfers, conveys and delivers to Zimmer, and agrees to cause its applicable Subsidiaries to contribute, assign, transfer, convey and deliver to Zimmer, and Zimmer hereby accepts from Bristol- Myers Squibb and its Subsidiaries, all of Bristol-Myers Squibb's and its Subsidiaries' respective rights, title and interest in and to all Zimmer Assets, other than the Delayed Transfer Assets.

                  (b) On the terms and subject to the conditions set forth in this Agreement and with effect as of the Contribution Date, Zimmer hereby accepts, assumes and agrees faithfully to perform, discharge and fulfill all the Zimmer Liabilities, other than the Delayed Transfer Liabilities, in accordance with their respective terms. Zimmer shall be responsible for all Zimmer Liabilities, regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to or subsequent to the date hereof, regardless of where or against whom such Liabilities are asserted or determined (including any Zimmer Liabilities arising out of claims made by Bristol-Myers Squibb's, or Zimmer's respective directors, officers, employees, agents, Subsidiaries or Affiliates against any member of the Bristol-Myers Squibb Group or the Zimmer Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by any member of the Bristol-Myers Squibb Group or the Zimmer Group or any of their respective directors, officers, employees, agents, Subsidiaries or Affiliates.

                  (c) Each of the parties hereto agrees that the Delayed Transfer Assets will be contributed, assigned, transferred, conveyed and delivered, and the Delayed Transfer Liabilities will be accepted and assumed, in accordance with the terms of the agreements that provide for such contribution, assignment, transfer, conveyance and delivery, or such acceptance and assumption, after the date of this Agreement or as otherwise set forth on
Schedule 2.01(c). Following such contribution, assignment, transfer, conveyance and delivery of any Delayed Transfer Asset, or the acceptance and assumption of any Delayed Transfer Liability, the applicable Delayed Transfer Asset or Delayed Transfer Liability shall be treated for all purposes of this Agreement and the Ancillary Agreements as a Zimmer Asset or a Zimmer Liability, as the case may be.

                  (d) Each of the parties hereto agrees that until any Delayed Transfer Asset is contributed to Zimmer or an entity designated by Zimmer, Bristol-Myers Squibb and Zimmer shall cooperate (at their own expense) in any lawful and commercially reasonable arrangement proposed by Bristol- Myers Squibb under which Zimmer or an entity designated by Zimmer shall obtain the economic claims, rights and benefits under such Delayed Transfer Asset.

                  (e) Each of the parties hereto agrees that until any Delayed Transfer Liability is assumed by Zimmer or an entity designated by Zimmer, Zimmer will indemnify and hold harmless the Bristol-Myers Squibb Group from such Delayed Transfer Liability.

                  (f) In the event that any Delayed Transfer Asset has not been contributed to Zimmer or an entity designated by Zimmer by December 31, 2001, for any reason other than the gross negligence or wilful misconduct of any member of the Bristol-Myers Squibb Group, Bristol-Myers Squibb shall have the option to liquidate such Delayed Transfer Asset at Zimmer's expense; PROVIDED, HOWEVER, that any net proceeds of such liquidation shall be for the account of Zimmer.

                  (g) In the event that at any time or from time to time (whether prior to or after the Distribution Date), any party hereto (or any member of such party's respective Group), shall receive or otherwise possess any asset that is allocated to any other Person pursuant to this Agreement or any Ancillary Agreement, such party shall promptly transfer, or cause to be transferred, such asset to the Person so entitled thereto.

                  SECTION 2.02. ZIMMER ASSETS. (a) For purposes of this Agreement, "ZIMMER ASSETS" shall mean (without duplication):

                  (i)   the Shares;

                  (ii)  the International Assets;

                  (iii) the Other Assets;

                  (iv) subject to the terms of Article V, any Exclusive Zimmer Contingent Gain and any Shared Zimmer Percentage of any Shared Contingent Gain; and

                  (v) except as expressly provided in this Agreement or any Ancillary Agreement, any and all assets owned or held immediately prior to the Distribution Date by Bristol-Myers Squibb or any of its Subsidiaries that are used primarily in the Zimmer Business. The intention of this clause (v) is only to rectify any inadvertent omission of transfer or conveyance of any assets that, had the parties given specific consideration to such asset as of the date hereof, would have otherwise been classified as a Zimmer Asset. No asset shall be deemed to be a Zimmer Asset solely as a result of this clause (v) if such asset is expressly covered by the subject matter of an Ancillary Agreement or utilized by Bristol-Myers Squibb or its Affiliates to provide shared services to the Zimmer Business or the Bristol-Myers Squibb Business. In addition, no asset shall be deemed a Zimmer Asset solely as a result of this clause (v) unless Zimmer makes a claim with respect thereto on or prior to the first anniversary of the Distribution Date.

                  (b) Notwithstanding Section 2.02(a), the Zimmer Assets shall not in any event include the Excluded Assets. For the purposes of this Agreement, "EXCLUDED ASSETS" shall mean:

                  (i)   the assets listed or described on Schedule 2.02(b)(i);

                  (ii)  the Excluded International Assets;

                  (iii) any and all assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as assets to be retained by Bristol-Myers Squibb or any other member of the Bristol-Myers Squibb Group; and

                  (iv)  except to the extent expressly set forth in
         Section 2.02(a)(iv), any Contingent Gains.

                  SECTION 2.03. ZIMMER LIABILITIES. (a) For purposes of this Agreement, "ZIMMER LIABILITIES" shall mean (without duplication):

                  (i) any and all Liabilities of Oldco, the Oldco Subsidiaries and the Zimmer International Entities listed in Schedule 1.01(e)(ii), including any and all Liabilities relating to the separation costs and expenses set forth in Schedule 2.03(a)(i);

                  (ii)  any and all International Liabilities;

                  (iii) all Liabilities (other than federal income Taxes and State Income Taxes for the Pre-Distribution Period, each as defined in the Tax Sharing Agreement), including any employee-related Liabilities (other than Excluded Employee Liabilities) and Environmental Liabilities, primarily relating to, arising out of or resulting from:

                           (A) the operation of the Zimmer Business, as
conducted at any time prior to, on or after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

                           (B) the operation of any business conducted
by any member of the Zimmer Group at any time after the Distribution Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)); or

                           (C) any Zimmer Assets;

in any such case whether arising before, on or after the Distribution Date;

                  (iv) subject to the terms of Article V, all Exclusive Zimmer Contingent Liabilities and the Shared Zimmer Percentage of any Shared Contingent Liabilities;

                   (v) all Liabilities relating to, arising out of or resulting from the Financing Facility, including any third party costs and expenses incurred by any member of the Bristol-Myers Squibb Group;

                  (vi) all Liabilities relating to, arising out of or resulting from any of the terminated, divested or discontinued businesses and operations of the Zimmer Business (other than the Liabilities set forth on Schedule 2.03(b)(i); and

                  (vii) all Liabilities reflected as liabilities or obligations of Zimmer in the Zimmer Balance Sheet, subject to any discharge of such Liabilities subsequent to the date of the Zimmer Balance Sheet.

         (b) Notwithstanding Section 2.03(a), the Zimmer Liabilities shall not include the Excluded Liabilities. For the purposes of this Agreement, "EXCLUDED LIABILITIES" shall mean:

                  (i)   any Liabilities listed on Schedule 2.03(b)(i) hereto;

                  (ii)  the Excluded International Liabilities;

                  (iii) the Excluded Employee Liabilities;

                  (iv) any and all liabilities relating to, arising out of or resulting from any Excluded Assets;

                   (v) subject to the terms of Article V, all Exclusive Bristol-Myers Squibb Contingent Liabilities and the Shared Bristol-Myers Squibb Percentage of any Shared Contingent Liabilities;

                  (vi) except as set forth in any Ancillary Agreement, all Environmental Liabilities accrued as of the date hereof solely relating to, arising out of or resulting from the existence of any leasehold interest that is a Zimmer Asset if the applicable lessor, sublessor or sub-sublessor under the applicable lease, sublease or subsublease is a member of the Bristol-Myers Squibb Group; and

                  (vii) any and all Liabilities relating to the separation costs and expenses set forth in Schedule 2.03(b)(vii).

                  SECTION 2.04. TERMINATION OF AGREEMENTS. (a) Except as set forth in Section 2.04(b), in furtherance of the releases and other provisions of
Section 4.01 hereof, Zimmer and each member of the Zimmer Group, on the one hand, and Bristol-Myers Squibb and each member of the Bristol-Myers Squibb Group, on the other hand, hereby terminate, any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among Zimmer and/or any member of the Zimmer Group, on the one hand, and Bristol-Myers Squibb and/or any member of the Bristol-Myers Squibb Group, on the other hand, effective as of the Distribution Date. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Distribution Date. Each party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

                  (b) The provisions of Section 2.04(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (i) this Agreement and the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any Ancillary Agreement to be entered into by any of the parties hereto or any of the members of their respective
Groups); (ii) any agreements, arrangements, orders, commitments or understandings listed or described on Schedule 2.04(b)(ii); (iii) any agreements, arrangements, commitments or understandings to which any Person other than the parties hereto and their respective Affiliates is a party (it being understood that to the extent that the rights and obligations of the parties and the members of their respective Groups under any such agreements, arrangements, commitments or understandings constitute Zimmer Assets or Zimmer Liabilities, they shall be assigned pursuant to Section 2.01); (iv) any agreements, arrangements, commitments or understandings to which any non-wholly owned Subsidiary of Bristol-Myers Squibb or Zimmer, as the case may be, is a party (it being understood that directors' qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned); and (v) any other agreements, arrangements, commitments or understandings that this Agreement or any Ancillary Agreement expressly contemplates will survive the Distribution Date.

                  SECTION 2.05. TRANSFER DOCUMENTS. In furtherance of the contribution, assignment, transfer and conveyance of Zimmer Assets and the acceptance and assumption of Zimmer Liabilities set forth in Section 2.01(a) and 2.01(b), simultaneously with the execution and delivery hereof or as promptly as practicable thereafter, (i) Bristol-Myers Squibb shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such bills of sale, stock powers, certificates of title, assignments of contracts and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of Bristol-Myers Squibb's and its Subsidiaries' right, title and interest in and to the Zimmer Assets to Zimmer and (ii) Zimmer shall execute and deliver, to Bristol-Myers Squibb and its Subsidiaries such bills of sale, stock powers, certificates of title, assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Zimmer Liabilities by Zimmer.

                  SECTION 2.06. ANCILLARY AGREEMENTS. Effective on or prior to the Distribution Date, the parties shall execute and deliver each of the following Ancillary Agreements to which it is a party:

                  (i)   the Employee Benefits Agreement;

                  (ii)  the Interim Services Agreement;

                  (iii) the Tax Sharing Agreement;

                  (iv)  the Patent Assignment;

                  (v) the agreements and other documents comprising the Non-U.S. Plan; and

                  (vi) the supplemental and other agreements and instruments related to the foregoing.

                  SECTION 2.07. THE NON-U.S. PLAN. Each of Bristol-Myers Squibb and Zimmer shall take, and shall cause each member of its respective Group to take, such action as reasonably necessary to consummate the transactions contemplated by the Non-U.S. Plan (whether prior to or after the Distribution
Date). Notwithstanding anything in this Agreement or in any Ancillary Agreement to the contrary, no party shall be entitled to receive or retain any asset unless such party shall have paid any consideration contemplated to be paid in connection therewith pursuant to the Non-U.S. Plan.

                  SECTION 2.08. DISCLAIMER OF REPRESENTATIONS AND WARRANTIES.
(a) Each of Bristol-Myers Squibb (on behalf of itself and each member of the Bristol-Myers Squibb Group), and Zimmer (on behalf of itself and each member of the Zimmer Group) understands and agrees that, except as expressly set forth herein or in any Ancillary Agreement, no party to this Agreement, any Ancillary Agreement or any other agreement or document contemplated by this Agreement, any Ancillary Agreement or otherwise, is representing or warranting in any way as to the Zimmer Assets or the Zimmer Liabilities transferred or assumed as contemplated hereby or thereby, as to any consents or approvals required in connection therewith, as to the value or freedom from any Security Interests of, or any other matter concerning, any Zimmer Asset, or as to the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other Zimmer Asset, including any accounts receivable, of any party, or as to the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any Zimmer Asset or thing of value upon the execution, delivery and filing hereof or thereof. Except as may expressly be set forth herein or in any Ancillary Agreement, all such Zimmer Assets are being transferred on an "as is," "where is" basis (and, in the case of any real property, by means of a quitclaim or similar form deed or conveyance) and the respective transferees shall bear the economic and legal risks that (i) any conveyance shall prove to be insufficient to vest in the transferee good and marketable title, free and clear of any Security Interest, and (ii) any necessary Consents or Governmental Approvals are not obtained or that any requirements of laws or judgments are not complied with.

                  SECTION 2.09. FINANCING ARRANGEMENTS. Prior to the Distribution Date, Bristol-Myers Squibb and Zimmer will enter into the Financing Facility. Bristol-Myers Squibb and Zimmer agree to take all such reasonable action as may be necessary to permit Bristol-Myers Squibb to borrow such amount as it shall determine under the Financing Facility prior to the Distribution Date and to assure the assignment to and the assumption by Zimmer of all obligations thereunder and the full release and discharge of each of Bristol-Myers Squibb and any other member of the Bristol-Myers Squibb Group of all of its obligations thereunder as of the Distribution Date in accordance with the terms of the Financing Facility. Bristol-Myers Squibb and Zimmer shall participate in the preparation of all materials as may be reasonably necessary to secure funding pursuant to the Financing Facility, including rating agency presentations necessary to obtain the requisite ratings needed to secure the financing under the Financing Facility and such assignment, assumption, release and discharge. As of the time of such assignment, assumption, release and discharge, Zimmer shall pay all third party costs and expenses incurred by any member of the Bristol-Myers Squibb Group associated with the Financing Facility.

                  SECTION 2.10. CONSENTS AND GOVERNMENTAL APPROVALS. (a) To the extent that the Contribution requires any Consents or Governmental Approvals, the parties will use their reasonable efforts to obtain any such Consents and Governmental Approvals.

                  (b) If and to the extent that the valid, complete and perfected transfer or assignment to the Zimmer Group of any Zimmer Assets would be a violation of applicable law or require any Consent or Governmental Approval in connection with the Contribution or the Distribution, then, unless Bristol-Myers Squibb shall otherwise determine, the transfer or assignment to the Zimmer Group of such Zimmer Assets shall be automatically deemed deferred and any such purported transfer or assignment shall be null and void until such time as all legal impediments are removed and/or such Consents or Governmental Approvals have been obtained and such asset shall be deemed a Delayed Transfer Asset. Notwithstanding the foregoing, any such asset shall be deemed a Zimmer Asset for purposes of determining whether any Liability is a Zimmer Liability.

                  (c) If the transfer or assignment of any Zimmer Asset intended to be transferred or assigned hereunder including pursuant to the Non-U.S. Plan, is not consummated prior to or at the Distribution Date, whether as a result of the provisions of Section 2.10(b) or for any other reason, then the Person retaining such Zimmer Asset shall thereafter hold such Zimmer Asset for the use and benefit insofar as reasonably possible, of Zimmer (at Zimmer's expense). In addition, the Person retaining such Zimmer Asset shall take such other actions as may be reasonably requested by Zimmer in order to place Zimmer, insofar as reasonably possible, in the same position as if such Zimmer Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Zimmer Assets, including possession, use, risk of loss, potential for gain, and dominion, control and command over such assets, are to inure from and after the Distribution Date to the Zimmer Group.

                  (d) If and when the Consents and/or Governmental Approvals, the absence of which caused the deferral of transfer of any Zimmer Asset pursuant to Section 2.10(b), are obtained, the transfer of the applicable Zimmer Asset shall be effected in accordance with the terms of this Agreement and/or the applicable Ancillary Agreement.

                  (e) The Person retaining any Zimmer Asset due to the deferral of the transfer of such Zimmer Asset shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced by Zimmer, other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, all of which shall be promptly reimbursed by Zimmer.

                  SECTION 2.11. NOVATION OF ASSUMED ZIMMER LIABILITIES. (a) Each of Bristol-Myers Squibb and Zimmer, at the request of the other, shall use its reasonable efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate or assign all obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that constitute Zimmer Liabilities, including any Bristol-Myers Squibb Group guarantees of Zimmer Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than any member of the Zimmer Group, so that, in any such case, Zimmer and its Subsidiaries will be solely responsible for such Liabilities; PROVIDED, HOWEVER, that neither Bristol-Myers Squibb nor Zimmer shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions and amendments are requested.

                  (b) If Bristol-Myers Squibb or Zimmer is unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, the applicable member of the Bristol-Myers Squibb Group shall continue to be bound by such agreements, leases, licenses and other obligations and, unless not permitted by law or the terms thereof, Zimmer shall, as agent or subcontractor for Bristol-Myers Squibb or such other Person and where appropriate in the name thereof, as the case may be, pay, perform and discharge fully all the obligations or other Liabilities of Bristol-Myers Squibb or such other Person, as the case may be, thereunder from and after the Distribution Date. Zimmer shall indemnify each Bristol-Myers Squibb Indemnitee and hold each of them harmless against any Liabilities arising in connection therewith. Bristol-Myers Squibb shall, without further consideration, pay and remit, or cause to be paid or remitted to Zimmer promptly all money, rights and other consideration received by it or any member of its Group in respect of such performance (unless any such consideration is an Excluded Asset). If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, Bristol-Myers Squibb shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any member of its Group to Zimmer without payment of further consideration and Zimmer shall, without the payment of any further consideration, assume such rights and obligations.

                  SECTION 2.12. NOVATION OF LIABILITIES OTHER THAN ZIMMER LIABILITIES. (a) Each of Bristol-Myers Squibb and Zimmer, at the request of the other, shall use its reasonable efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate or assign all Excluded Liabilities, or to obtain in writing the unconditional release from any Excluded Liability of all members of the Zimmer Group, so that, in any such case, the members of the Bristol-Myers Squibb Group will be solely responsible for such Excluded Liabilities; PROVIDED, HOWEVER, that neither Bristol-Myers Squibb nor Zimmer shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions and amendments are requested.

                  (b) If Bristol-Myers Squibb or Zimmer is unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, the applicable member of the Zimmer Group shall continue to be bound by such agreements, leases, licenses and other obligations under which such Excluded Liabilities arise and, unless not permitted by law or the terms thereof, Bristol-Myers Squibb shall cause a member of the Bristol-Myers Squibb Group, as agent or subcontractor for such member of the Zimmer Group and where appropriate in the name thereof, to pay, perform and discharge fully all the Excluded Liabilities of such member of the Zimmer Group thereunder from and after the Distribution Date. Bristol-Myers Squibb shall indemnify each Zimmer Indemnitee and hold each of them harmless against any Excluded Liabilities arising in connection therewith. Zimmer shall cause each member of the Zimmer Group without further consideration, to pay and remit, or cause to be paid or remitted, to Bristol-Myers Squibb or to another member of the Bristol-Myers Squibb Group specified by Bristol-Myers Squibb promptly all money, rights and other consideration received by it or any member of the Zimmer Group in respect of such performance. If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, Zimmer shall promptly assign, or cause to be assigned, all Excluded Liabilities and related rights thereunder or any such Excluded Liabilities and related rights of any member of the Zimmer Group to Bristol-Myers Squibb or to another member of the Bristol-Myers Squibb Group specified by Bristol-Myers Squibb without payment of further consideration and Bristol-Myers Squibb, without the payment of any further consideration shall, or shall cause such other member of the Bristol-Myers Squibb Group to, assume such rights and Excluded Liabilities.

                                   ARTICLE III

                                THE DISTRIBUTION

                  SECTION 3.01. THE DISTRIBUTION. (a) Bristol-Myers Squibb and Zimmer shall use their reasonable efforts to consummate the Distribution. Such actions shall include, but not necessarily be limited to, those specified in this Article III.

                  (b) Subject to Section 3.05 hereof, on or prior to the Distribution Date, Bristol-Myers Squibb will deliver to the Agent for the benefit of holders of record of Bristol-Myers Squibb Common Stock on the Record Date, a single stock certificate, endorsed by Bristol-Myers Squibb in blank, representing all of the outstanding shares of Zimmer Common Stock then owned by Bristol-Myers Squibb or any member of the Bristol-Myers Squibb Group, and shall cause the transfer agent for the shares of Bristol-Myers Squibb Common Stock to instruct the Agent to distribute on the Distribution Date the appropriate number of such shares of Zimmer Common Stock to each such holder or designated transferee or transferees of such holder. The Distribution shall be effective at 11:59 p.m. Eastern Standard Time on the Distribution Date.

                  (c) Subject to Sections 3.05 and 3.06, each holder of Bristol-Myers Squibb Common Stock on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of Zimmer Common Stock equal to the number of shares of Bristol-Myers Squibb Common Stock held by such holder on the Record Date multiplied by the distribution ratio to be determined by Bristol-Myers Squibb's Board of Directors when it declares the Distribution. The distribution ratio to be determined by Bristol-Myers Squibb is intended to approximate a fraction the numerator of which is the number of shares of Zimmer Common Stock beneficially owned by Bristol-Myers Squibb or any other member of the Bristol-Myers Squibb Group on the Distribution Date and the denominator of which is the number of shares of Bristol-Myers Squibb Common Stock outstanding on the Record Date. Bristol-Myers Squibb and Zimmer, as the case may be, will provide to the Agent all share certificates and any information required in order to complete the Distribution on the basis specified above.

                  SECTION 3.02. ACTIONS PRIOR TO THE DISTRIBUTION.(a) Bristol-Myers Squibb and Zimmer shall cooperate in preparing, and Zimmer shall file, the

Registration Statement, and such amendments or supplements thereto, as may be necessary in order to cause the same to become and remain effective as required by law, including filing such amendments to the Registration Statement as may be required by the Commission or Federal, state or foreign securities laws. Bristol-Myers Squibb and Zimmer shall also cooperate in preparing, filing with the Commission and causing to become effective registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the Contribution, the Distribution or the other transactions contemplated by this Agreement and the Ancillary Agreements.

                  (b) Zimmer shall participate in the preparation of materials and presentations as Bristol-Myers Squibb's financial advisors shall deem necessary or desirable.

                  (c) Bristol-Myers Squibb and Zimmer shall prepare and mail, on or prior to the Distribution Date, to the holders of Bristol-Myers Squibb Common Stock, such information concerning Zimmer, its business, operations and management, the Distribution and such other matters as Bristol-Myers Squibb shall reasonably determine and as may be required by law. Bristol-Myers Squibb and Zimmer will prepare, and Zimmer will, to the extent required under applicable law, file with the Commission any such documentation and any requisite no action letters which Bristol-Myers Squibb determines are necessary or desirable to effectuate the Distribution and Bristol-Myers Squibb and Zimmer shall each use its reasonable efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

                  (d) Bristol-Myers Squibb and Zimmer shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution.

                  (e) Bristol-Myers Squibb and Zimmer shall cooperate and take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 3.05 (subject to Section 3.04 and Section 3.05(a)(viii)) to be satisfied and to effect the Distribution on the Distribution Date.

                  (f) Zimmer shall prepare and file, and shall use its reasonable efforts to have approved, an application for the listing of the Zimmer Common Stock to be distributed in the Distribution on the NYSE, subject to official notice of distribution.

                  (g) Zimmer shall pay all third party costs, fees and expenses relating to the costs of producing, printing, mailing and otherwise distributing the Information Statement other than any such costs, fees and expenses that are Excluded Liabilities.

                  SECTION 3.03. CHARTER; BYLAWS; RIGHTS PLAN. At or prior to the Distribution Date, Bristol-Myers Squibb and Zimmer shall each take all actions that may be required to provide for the adoption by Zimmer of the Certificate of Incorporation, the Bylaws and the Rights Plan.

                  SECTION 3.04. SOLE DISCRETION OF BRISTOL-MYERS SQUIBB. Bristol-Myers Squibb shall have the sole and absolute discretion to determine whether to proceed with all or part of the Distribution and all terms of the Distribution, including the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, Bristol-Myers Squibb may, in its sole and absolute discretion, determine the date of consummation of the Distribution (such date as so determined by Bristol-Myers Squibb in accordance with this Article III is referred to herein as the "DISTRIBUTION DATE") and may at any time and from time to time until the completion of the Distribution modify or change the terms of the Distribution including by accelerating or delaying the timing of the consummation of all or part of the Distribution. Zimmer shall cooperate with Bristol-Myers Squibb in all respects to accomplish the Distribution and shall, at Bristol-Myers Squibb's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including the registration under the Securities Act of the common stock of Zimmer on an appropriate registration form or forms to be designated by Bristol-Myers Squibb. Bristol-Myers Squibb shall select any investment banker(s) and manager(s) in connection with the Distribution, as well as any financial printer, solicitation and/or exchange agent and outside counsel for Bristol-Myers Squibb, which shall include Cravath, Swaine & Moore and Morgan Lewis & Bockius LLP. Zimmer acknowledges, for itself and the Zimmer Group, that Cravath, Swaine & Moore and Morgan Lewis & Bockius LLP have acted only in the capacity as counsel to Bristol-Myers Squibb and the Bristol-Myers Squibb Group, and not as counsel to Zimmer or the Zimmer Group, in connection with this Agreement and the Ancillary Agreements and the documents and transactions contemplated herein or therein (other than the transactions contemplated by Section 2.09).

                  SECTION 3.05. CONDITIONS TO DISTRIBUTION. (a) Subject to
Section 3.04, the following are the conditions, to Bristol-Myers Squibb's obligation to effect the Distribution:

                  (i) the Registration Statement shall have been filed and declared effective by the Commission, and there shall be no stop-order in effect with respect thereto and no proceeding for that purpose shall have been instituted by the Commission;

                  (ii) Bristol-Myers Squibb shall be satisfied in its sole discretion that as of the Distribution Date it will have no further liability or obligation whatsoever under the Financing Facility;

                  (iii) the actions and filings with regard to state securities and blue sky laws of the United States (and any comparable laws under any foreign jurisdictions) described in Section 3.02(d) shall have been taken and, where applicable, have become effective or been accepted;

                  (iv) the Zimmer Common Stock to be distributed in the Distribution shall have been accepted for listing on the NYSE, on official notice of issuance;

                   (v) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Contribution, Distribution or any of the other transactions contemplated by this Agreement or any Ancillary Agreement shall be in effect;

                  (vi) a private letter ruling from the Internal Revenue Service shall have been obtained, and shall continue in effect, to the effect that, among other things, the Distribution will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Code and the transfer to Zimmer of the Zimmer Assets and the assumption by Zimmer of the Zimmer Liabilities in connection with the Contribution will not result in the recognition of any gain or loss to Bristol-Myers Squibb, Zimmer or Bristol-Myers Squibb's or Zimmer's stockholders for Federal income tax purposes, and such ruling shall be in form and substance satisfactory to Bristol-Myers Squibb in its sole discretion;

                  (vii) any material Consents and Governmental Approvals necessary to consummate the Distribution shall have been obtained and be in full force and effect;

                  (viii) no other events or developments shall have occurred subsequent to the date hereof that, in the judgment of Bristol-Myers Squibb, would result in the Distribution having a material adverse effect on Bristol-Myers Squibb or on the stockholders of Bristol-Myers Squibb; and

                  (ix)  this Agreement shall not have been terminated.

                  (b) The foregoing conditions are for the sole benefit of Bristol-Myers Squibb and shall not give rise to or create any duty on the part of Bristol-Myers Squibb or Bristol-Myers Squibb's board of directors to waive or not waive such conditions or in any way limits Bristol-Myers Squibb's right to terminate this Agreement as set forth in Article X or alter the consequences of any such termination from those specified in such Article. Any determination made by Bristol-Myers Squibb prior to the Distribution concerning the satisfaction or waiver of any or all of the conditions set forth in this Section
3.05 shall be conclusive.

                  SECTION 3.06. FRACTIONAL SHARES. Bristol-Myers Squibb shall direct the Agent to (i) determine the number of whole shares and fractional shares of Zimmer Common Stock allocable to each holder of record or beneficial owner of Bristol-Myers Squibb Common Stock as of the Record Date, (ii) aggregate all such fractional shares and sell the whole shares obtained thereby in open market transactions as soon as practicable on or after the Distribution Date at then prevailing trading prices and (iii) cause to be distributed to each such holder or for the benefit of each such beneficial owner, in lieu of any fractional share, such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale.

                  SECTION 3.07. THE ZIMMER BOARD OF DIRECTORS. Bristol-Myers Squibb and Zimmer shall each take all actions which may be required to elect or otherwise appoint as directors of Zimmer, on or prior to the Distribution Date, the persons designated as nominees to Zimmer's board of directors in the Information Statement.


                                   ARTICLE IV

                        MUTUAL RELEASES; INDEMNIFICATION

                  SECTION 4.01. RELEASE OF PRE-DISTRIBUTION CLAIMS. (a) Except as provided in Section 4.01(c), effective as of the Distribution Date, Zimmer does hereby, for itself and each other member of the Zimmer Group, their respective Affiliates (other than any member of the Bristol-Myers Squibb Group), successors and assigns, and all Persons who at any time prior to the Distribution Date have been stockholders, directors, officers, agents or employees of any member of the Zimmer Group (in each case, in their respective capacities as such), remise, release and forever discharge each of Bristol-Myers Squibb, the members of the Bristol-Myers Squibb Group, their respective Affiliates (other than any member of the Zimmer Group), successors and assigns, and all Persons who at any time prior to the Distribution Date have been stockholders, directors, officers, agents or employees of any member of the Bristol-Myers Squibb Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the transactions and all other activities to implement the Contribution and the Distribution.

                  (b) Except as provided in Section 4.01(c), effective as of the Distribution Date, Bristol-Myers Squibb does hereby, for itself and each other member of the Bristol-Myers Squibb Group, their respective Affiliates (other than any member of the Zimmer Group), successors and assigns, and all Persons who at any time prior to the Distribution Date have been stockholders, directors, officers, agents or employees of any member of the Bristol-Myers Squibb Group (in each case, in their respective capacities as such), remise, release and forever discharge Zimmer, the respective members of the Zimmer

Group, their respective Affiliates (other than any member of the Bristol-Myers Squibb Group), successors and assigns, and all Persons who at any time prior to the Distribution Date have been stockholders, directors, officers, agents or employees of any member of the Zimmer Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the transactions and all other activities to implement the Contribution and the Distribution.

                  (c) Nothing contained in Section 4.01(a) or 4.01(b) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in Section 2.04(b) or the applicable Schedules thereto not to terminate as of the Distribution Date, in each case in accordance with its terms. Nothing contained in Section 4.01(a) or 4.01(b) shall release any Person from:

                  (i) any Liability provided in or resulting from any agreement among any members of the Bristol-Myers Squibb Group or the Zimmer Group that is specified in Section 2.04(b) or the applicable Schedules thereto as not to terminate as of the Distribution Date, or any other Liability specified in such Section 2.04(b) as not to terminate as of the Distribution Date;

                  (ii) any Liability, contingent or otherwise, assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any Ancillary Agreement;

                  (iii) except as expressly specified on Schedule 4.01(c)(iii) or to the extent such Liability has been expressly forgiven in writing, any Liability for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by a member of one Group from a member of the other Group prior to the Distribution Date;

                  (iv) except as expressly specified on Schedule 4.01(c)(iv) or to the extent such Liability has been expressly forgiven in writing, any Liability for unpaid amounts for products or services or refunds owing on products or services due on a value-received basis for work done by a member of one Group at the request or on behalf of a member of the other Group;

                   (v) any Liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement for claims brought against the parties by third Persons, which Liability shall be governed by the provisions of this Article IV and Article V and, if applicable, the appropriate provisions of the Ancillary Agreements; or

                  (vi) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this
         Section 4.01.

                  In addition, nothing contained in Section 4.01(a) shall release Bristol-Myers Squibb from honoring its existing obligations to indemnify any director, officer or employee of Zimmer who was a director, officer or employee of Bristol-Myers Squibb on or prior to the Distribution Date, to the extent such director, officer or employee becomes a named defendant in any litigation involving Bristol-Myers Squibb and was entitled to such indemnification pursuant to then existing obligations.

                  (d) Zimmer shall not make, and shall not permit any member of the Zimmer Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Bristol-Myers Squibb or any member of the Bristol-Myers Squibb Group or any other Person released pursuant to Section 4.01(a), with respect to any Liabilities released pursuant to Section 4.01(a). Bristol-Myers Squibb shall not, and shall not permit any member of the Bristol-Myers Squibb Group, to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification against Zimmer or any member of the Zimmer Group, or any other Person released pursuant to Section 4.01(b), with respect to any Liabilities released pursuant to Section 4.0l(b).

                  (e) It is the intent of Bristol-Myers Squibb and Zimmer by virtue of the provisions of this Section 4.01 to provide for a full and complete release and discharge of all

Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Distribution Date, between or among Zimmer or any member of the Zimmer Group, on the one hand, and Bristol-Myers Squibb or any member of the Bristol-Myers Squibb Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Distribution
Date), except as expressly set forth in Section 4.01(c). At any time, at the request of any other party, each party shall cause each member of its respective Group to execute and deliver releases reflecting the provisions hereof.

                  SECTION 4.02. INDEMNIFICATION BY ZIMMER. Except as provided in
Section 4.04, Zimmer shall indemnify defend and hold harmless Bristol-Myers Squibb, each member of the Bristol-Myers Squibb Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "BRISTOL-MYERS SQUIBB INDEMNITEES") from and against any and all Liabilities of the Bristol-Myers Squibb Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

                  (a) the failure of Zimmer or any other member of the Zimmer Group or any other Person to pay, perform or otherwise promptly discharge any Zimmer Liability in accordance with its terms, whether prior to or after the Distribution Date;

                  (b) the Zimmer Business, any Zimmer Asset or any Zimmer Liability;

                  (c) any material breach by Zimmer or any member of the Zimmer Group of this Agreement or any of the Ancillary Agreements; and

                  (d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in any Registration Statement or Information Statement.

                  SECTION 4.03. INDEMNIFICATION BY BRISTOL-MYERS SQUIBB. Bristol-Myers Squibb shall indemnify, defend and hold harmless Zimmer, each member of the Zimmer Group and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "ZIMMER INDEMNITEES"), from and against any and all Liabilities of the Zimmer Indemnitees relating to, arising out of or resulting from any of the following items (without duplication):

                  (a) the failure of Bristol-Myers Squibb or any other member of the Bristol-Myers Squibb Group or any other Person to pay, perform or otherwise promptly discharge any Liabilities of the Bristol-Myers Squibb Group other than the Zimmer Liabilities whether prior to or after the Distribution Date;

                  (b) the Bristol-Myers Squibb Business or any Liability of the Bristol-Myers Squibb Group other than the Zimmer Liabilities; and

                  (c) any material breach by Bristol-Myers Squibb or any member of the Bristol-Myers Squibb Group of this Agreement or any of the Ancillary Agreements.

                  SECTION 4.04. INDEMNIFICATION OBLIGATIONS NET OF INSURANCE PROCEEDS AND OTHER AMOUNTS. (a) The parties intend that any Liability subject to indemnification or reimbursement pursuant to this Article IV or Article V will be net of Insurance Proceeds that actually reduce the amount of the Liability. Accordingly, the amount which any party (an "INDEMNIFYING PARTY") is required to pay to any Person entitled to indemnification hereunder (an "INDEMNITEE") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in respect of the related Liability. If an Indemnitee receives a payment (an "INDEMNITY PAYMENT") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.

                  (b) In the case of any Shared Contingent Liability, any Insurance Proceeds actually received, realized or recovered by any party in respect of the Shared Contingent Liability will be shared among the parties in such manner as may be necessary so that the obligations of the parties for such Shared Contingent Liability, net of such Insurance Proceeds, will remain in proportion to their respective Shared Percentages, regardless of which party or parties may actually receive, realize or recover such Insurance Proceeds.

                  (c) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "wind-fall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof. Nothing contained in this Agreement or any Ancillary Agreement shall obligate any member of any Group to seek to collect or recover any Insurance Proceeds.

                  SECTION 4.05. PROCEDURES FOR INDEMNIFICATION OF THIRD PARTY CLAIMS. (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the Bristol-Myers Squibb Group or the Zimmer Group of any claim or of the commencement by any such Person of any Action (collectively, a "THIRD PARTY CLAIM") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 4.02 or 4.03, or any other Section of this Agreement or any Ancillary Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. If any Person shall receive notice or otherwise learn of the assertion of a Third Party Claim which may reasonably be determined to be a Shared Contingent Liability, Zimmer, or Bristol-Myers Squibb, as appropriate depending on which Group such Person is a member of, shall give the other party to this Agreement written notice thereof within 20 days after such Person becomes aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 4.05(a) shall not relieve the related Indemnifying Party of its obligations under this Article IV, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

                  (b) If Bristol-Myers Squibb or Zimmer receives any notice relating to a Third Party Claim and such party believes that the relevant Third Party Claim is or may be a Shared Contingent Liability, such party may make a Determination Request at any time following receipt of such notice. Unless the parties have acknowledged that the applicable Third Party Claim (including any Third Party Claim set forth on Schedule 5.06) is not a Shared Contingent Liability or unless a determination to such effect has been made in accordance with Section 5.06, Bristol-Myers Squibb shall be entitled (but not obligated) to assume the defense of such Third Party Claim as if it were the Indemnifying Party hereunder. In any such event, Bristol-Myers Squibb shall be entitled to reimbursement of all the costs and expenses of such defense once a final determination or acknowledgment is made as to the status of the Third Party Claim; PROVIDED, HOWEVER, that, if such Third Party Claim is determined to be a Shared Contingent Liability, such costs and expenses shall be shared as provided in Section 4.05(c); PROVIDED, FURTHER, that if such Third Party Claim is determined to be an Exclusive Bristol-Myers Squibb Contingent Liability, such costs and expenses shall be borne by Bristol-Myers Squibb.

                  (c) Bristol-Myers Squibb shall assume the defense of, and may, subject to Section 4.05(g), seek to settle or compromise, any Third Party Claim that is a Shared Contingent Liability, and the costs and expenses thereof shall be included in the calculation of the amount of the applicable Shared Contingent Liability in determining the reimbursement obligations of the other party with respect thereto pursuant to Section 5.04. Any Indemnitee in respect of a Shared Contingent Liability shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but all fees and expenses of such counsel shall be the expense of such Indemnitee.

                  (d) Other than in the case of a Shared Contingent Liability, an Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 4.05(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee except as set forth in the next sentence. In the event that (i) the Third Party Claim is not a Shared Contingent Liability and (ii) the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

                  (e) Other than in the case of a Shared Contingent Liability, if an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 4.05(d), such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party.

                  (f) No Indemnitee may settle or compromise any Third Party Claim that is not a Shared Contingent Liability without the consent of the Indemnifying Party, which, if the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, shall not be unreasonably withheld. No Indemnitee may settle or compromise any Third Party Claim that is a Shared Contingent Liability without the consent of Bristol-Myers Squibb.

                  (g) In the case of a Third Party Claim that is not a Shared Contingent Liability, no Indemnifying Party shall consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly against any Indemnitee. In the case of a Third Party Claim that is a Shared Contingent Liability, Bristol-Myers Squibb shall not consent to entry of any judgment or enter into any settlement of the Third Party Claim without the consent of the Indemnitee if the effect thereof is to permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against any Indemnitee.

                  (h) The provisions of Section 4.05 and Section 4.06 shall not apply to Taxes (which are covered by the Tax Sharing Agreement).

                  SECTION 4.06. ADDITIONAL MATTERS. (a) Any claim on account of a Liability which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement and the Ancillary Agreements.

                  (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

                  (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant or, in the case of a Shared Contingent Liability, add the Indemnifying Party as a named defendant, if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this Section, subject to Section 5.04 with respect to Shared Contingent Liabilities, and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts fees and all other external expenses), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.

                  SECTION 4.07. REMEDIES CUMULATIVE. The remedies provided in this Article IV shall be cumulative and, subject to the provisions of Article VIII, shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

                  SECTION 4.08. SURVIVAL OF INDEMNITIES. The rights and obligations of each of Bristol-Myers Squibb and Zimmer and their respective Indemnitees under this Article IV shall survive the sale or other transfer by any party of any assets or the assignment by it of any Liabilities.

                                    ARTICLE V

                   CONTINGENT GAINS AND CONTINGENT LIABILITIES

                  SECTION 5.01. DEFINITIONS RELATING TO CONTINGENT GAINS AND CONTINGENT LIABILITIES. For the purpose of this Agreement the following terms shall have the following meanings:

                  (a) "CONTINGENT CLAIM COMMITTEE" means a committee composed of one representative designated from time to time by each of Bristol-Myers Squibb and Zimmer that shall be established in accordance with Section 5.06.

                  (b) "CONTINGENT GAIN" means any claim or other right of Bristol-Myers Squibb, Zimmer or any of their respective Affiliates, whenever arising, against any Person other than Bristol-Myers Squibb, Zimmer or any of their respective Affiliates, if and to the extent that (i) such claim or right has accrued as of the Distribution Date (based on then existing law) and (ii) the existence or scope of the obligation of such other Person as of the Distribution Date was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Distribution Date or as a result of the failure of such claim or other right to have been discovered or asserted as of the Distribution Date. A claim or right meeting the foregoing definition shall be considered a Contingent Gain regardless of whether there was any Action pending, threatened or contemplated as of the

Distribution Date with respect thereto. For purposes of the foregoing, a claim or right shall be deemed to have accrued as of the Distribution Date if all the elements of the claim necessary for its assertion shall have occurred on or prior to the Distribution Date, such that the claim or right, were it asserted in an Action on or prior to the Distribution Date, would not be dismissed by a court on ripeness or similar grounds. Notwithstanding the foregoing, none of (i) any Insurance Proceeds, (ii) any Excluded Assets, (iii) any reversal of any litigation or other reserve, or (iv) any matters relating to Taxes (which are governed by the Tax Sharing Agreement) shall be deemed to be a Contingent Gain.

                  (c) "CONTINGENT LIABILITY" means any Liability, other than Liabilities for Taxes (which are governed by the Tax Sharing Agreement), of Bristol-Myers Squibb, Zimmer or any of their respective Affiliates, whenever arising, to any Person other than Bristol-Myers Squibb, Zimmer or any of their respective Affiliates, if and to the extent that (i) such Liability has accrued as of the Distribution Date (based on then existing law) and (ii) the existence or scope of the obligation of Bristol-Myers Squibb, Zimmer or any of their respective Affiliates as of the Distribution Date with respect to such Liability was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Distribution Date or as a result of the failure of such Liability to have been discovered or asserted as of the Distribution Date (it being understood that the existence of a litigation or other reserve with respect to any Liability shall not be sufficient for such Liability to be considered acknowledged, fixed or determined). In the case of any Liability a portion of which had accrued as of the Distribution Date and a portion of which accrues after the Distribution Date, only that portion that had accrued as of the Distribution Date shall be considered a Contingent Liability. For purposes of the foregoing, a Liability shall be deemed to have accrued as of the Distribution Date if all the elements necessary for the assertion of a claim with respect to such Liability shall have occurred on or prior to the Distribution Date, such that the claim, were it asserted in an Action on or prior to the Distribution Date, would not be dismissed by a court on ripeness or similar grounds. For purposes of clarification of the foregoing, the parties agree that no Liability relating to, arising out of or resulting from any obligation of any Person to perform the executory portion of any contract or agreement existing as of the Distribution Date, or to satisfy any obligation accrued under any Plan (as defined in the Employee Benefits Agreement) as of the

Distribution Date, shall be deemed to be a Contingent Liability.

                  (d) "EXCLUSIVE BRISTOL-MYERS SQUIBB CONTINGENT GAIN" means any Contingent Gain if such Contingent Gain primarily relates to the Bristol-Myers Squibb Business, including the matters listed or described on Schedule 5.01(d) hereto, or if such Contingent Gain is expressly assigned to Bristol-Myers Squibb pursuant to this Agreement or any Ancillary Agreement.

                  (e) "EXCLUSIVE BRISTOL-MYERS SQUIBB CONTINGENT LIABILITY" means any Contingent Liability if such Contingent Liability primarily relates to the Bristol-Myers Squibb Business, including the matters listed or described on
Schedule 5.01(e) hereto, or if such Contingent Liability is expressly assigned to Bristol-Myers Squibb pursuant to this Agreement or any Ancillary Agreement.

                  (f) "EXCLUSIVE CONTINGENT GAIN" means any Exclusive Bristol-Myers Squibb Contingent Gain or Exclusive Zimmer Contingent Gain.

                  (g) "EXCLUSIVE CONTINGENT LIABILITY" means any Exclusive Bristol-Myers Squibb Contingent Liability or Exclusive Zimmer Contingent Liability.

                  (h) "EXCLUSIVE ZIMMER CONTINGENT GAIN" means any Contingent Gain if such Contingent Gain primarily relates to the Zimmer Business, including the matters listed or described on Schedule 5.01(h) hereto, or if such Contingent Gain is expressly assigned to Zimmer pursuant to this Agreement or any Ancillary Agreement.

                  (i) "EXCLUSIVE ZIMMER CONTINGENT LIABILITY" means any Contingent Liability if such Contingent Liability primarily relates to the Zimmer Business, including the matters listed or described on Schedule 5.01(i) hereto, or if such Contingent Liability is expressly assigned to Zimmer pursuant to this Agreement or any Ancillary Agreement.

                  (j) "SHARED BRISTOL-MYERS SQUIBB PERCENTAGE" means 95%, unless the parties shall agree to a different percentage with respect to any Shared Contingent Gain or Shared Contingent Liability.

                  (k) "SHARED CONTINGENT GAIN" means any Contingent Gain that is not an Exclusive Bristol-Myers Squibb Contingent Gain or an Exclusive Zimmer Contingent Gain including any Contingent Gain relating to, arising out of or resulting from the matters set forth on Schedule 5.01(k).

                  (l) "SHARED CONTINGENT LIABILITY" means, without duplication:

                  (i) any Contingent Liability that is not an Exclusive Bristol-Myers Squibb Contingent Liability or an Exclusive Zimmer Contingent Liability; and

                  (ii) any Liability (other than Taxes) relating to, arising out of or resulting from the matters set forth on Schedule 5.01(l).

                  (m) "SHARED PERCENTAGE" means the Shared Bristol-Myers Squibb Percentage or the Shared Zimmer Percentage, as the case may be.

                  (n) "SHARED ZIMMER PERCENTAGE" means 5%, unless the parties shall agree to a different percentage with respect to any Shared Contingent Gain or Shared Contingent Liability.

                  SECTION 5.02. CONTINGENT GAINS. (a) Each of Bristol-Myers Squibb and Zimmer shall have sole and exclusive right to any benefit received with respect to any Exclusive Bristol-Myers Squibb Contingent Gain, or Exclusive Zimmer Contingent Gain, respectively. Each of Bristol-Myers Squibb and Zimmer shall have sole and exclusive authority to commence, prosecute, settle, manage, control, conduct, waive, forego, release, discharge, forgive and otherwise determine all matters whatsoever with respect to any Exclusive Bristol-Myers Squibb Contingent Gain or Exclusive Zimmer Contingent Gain, respectively.

                  (b) Any benefit that may be received from any Shared Contingent Gain shall be shared among Bristol-Myers Squibb and Zimmer in proportion to the Shared Bristol-Myers Squibb Percentage and the Shared Zimmer Percentage, respectively, and shall be paid in accordance with Section 5.05. Notwithstanding the foregoing, Bristol-Myers Squibb shall have sole and exclusive authority to commence, prosecute, settle, manage, control, conduct, waive, forgo, release, discharge, forgive and otherwise determine all matters whatsoever with respect to any Shared Contingent Gain. Zimmer shall not take, or permit any member of its Group to take, any action (including commencing any claim) that would interfere with such rights and powers of Bristol-Myers Squibb. Bristol-Myers Squibb shall use its reasonable efforts to notify Zimmer in the event that it commences an Action with respect to a Shared Contingent Gain; PROVIDED, HOWEVER, that the failure to provide such notice shall not give rise to any rights on the part of Zimmer against Bristol-Myers Squibb or affect any other provision of this Section 5.02. Zimmer acknowledges that Bristol-Myers Squibb may elect not to pursue any Shared Contingent Gain for any reason whatsoever (including a different assessment of the merits of any Action, claim or right than Zimmer or any business reasons that are in the best interests of Bristol-Myers Squibb or a member of the Bristol-Myers Squibb Group, without regard to the best interests of any member of the Zimmer Group) and that no member of the Bristol-Myers Squibb Group shall have any liability to any Person (including any member of the Zimmer Group) as a result of any such determination.

                  (c) In the event of any dispute as to whether any claim or right is a Contingent Gain or whether any Contingent Gain is a Shared Contingent Gain, an Exclusive Bristol-Myers Squibb Contingent Gain or an Exclusive Zimmer Contingent Gain, Bristol-Myers Squibb may, but shall not be obligated to, commence prosecution or other assertion of such claim or right pending resolution of such dispute. In the event that Bristol-Myers Squibb commences any such prosecution or assertion and, upon resolution of the dispute, it is determined hereunder that Zimmer has the exclusive right to such claim or right, Bristol-Myers Squibb shall, promptly upon the request of Zimmer, discontinue the prosecution or assertion of such right or claim and transfer the control thereof to Zimmer. In such event, Zimmer shall reimburse Bristol-Myers Squibb for all costs and expenses, reasonably incurred prior to resolution of such dispute in the prosecution or assertion of such claim or right.

                  SECTION 5.03. EXCLUSIVE CONTINGENT LIABILITIES. Bristol-Myers Squibb shall be solely responsible for each Exclusive Bristol-Myers Squibb Contingent Liability and Zimmer shall be solely responsible for each Exclusive Zimmer Contingent Liability. Each Exclusive Contingent Liability shall constitute a Liability for which indemnification is provided by Bristol-Myers Squibb or Zimmer, as the case may be, pursuant to Article IV hereof and shall be subject to the procedures set forth in Article IV with respect thereto.

                  SECTION 5.04. SHARED CONTINGENT LIABILITIES. (a) As set forth in Section 4.05(c) and subject to Section 4.05(g), Bristol-Myers Squibb shall assume the defense of, and may seek to settle or compromise, any Third

Party Claim that is a Shared Contingent Liability, and the costs and expenses thereof shall be included in the calculation of the amount of the applicable Shared Contingent Liability in determining the reimbursement obligations of the other parties with respect thereto pursuant to this Section 5.04.

                  (b) Each of Bristol-Myers Squibb and Zimmer shall be responsible for its Shared Percentage of any Shared Contingent Liability. It shall not be a defense to any obligation by any party to pay any amount in respect of any Shared Contingent Liability that such party was not consulted in the defense thereof, that such party's views or opinions as to the conduct of such defense were not accepted or adopted, that such party does not approve of the quality or manner of the defense thereof or that such Shared Contingent Liability was incurred by reason of a settlement rather than by a judgment or other determination of liability (even if, subject to Section 4.05(g), such settlement was effected without the consent or over the objection of such party).

                  SECTION 5.05. PAYMENTS. (a) Any amount owed in respect of (i) any Shared Contingent Liabilities, including reimbursement for the cost or expense of defense, of any Third Party Claim that is a Shared Contingent Liability, or (ii) any Shared Contingent Gains pursuant to this Article V shall be remitted promptly after the party entitled to such amount provides an invoice (including reasonable supporting information with respect thereto) to the party owing such amount.

                  (b) In the case of any Shared Contingent Liability, Bristol-Myers Squibb shall be entitled to reimbursement from Zimmer in advance of a final determination of any Action for amounts paid in respect of costs and expenses related thereto, from time to time as such costs and expenses are paid. In the case of any Shared Contingent Gain, Bristol-Myers Squibb shall be entitled to retain from the amount of the Shared Contingent Gain otherwise payable to Zimmer, Zimmer's Shared Percentage of the costs and expenses paid or incurred by or on behalf of any member of the Bristol-Myers Squibb Group in connection with such Shared Contingent Gain.

                  (c) Any amounts billed and properly payable in accordance with this Article V that are not paid within 30 days of such bill shall bear interest at the Prime Rate plus 2% per annum.

                  SECTION 5.06. PROCEDURES TO DETERMINE STATUS OF CONTINGENT LIABILITY OR CONTINGENT GAIN. (a) With respect to the Actions set forth on
Schedule 5.06, and with respect to any other matters not set forth on Schedules 5.01(d), 5.01(e), 5.01(h), 5.01(i), 5.01(k) or 5.01(l) (regardless of whether such matters are currently pending but not set forth on such Schedules or are asserted or filed hereafter), Bristol-Myers Squibb and Zimmer will form the Contingent Claim Committee for the purpose of resolving whether:

                  (i)   any claim or right is a Contingent Gain;

                  (ii) any Contingent Gain is a Shared Contingent Gain, an Exclusive Bristol-Myers Squibb Contingent Gain or an Exclusive Zimmer Contingent Gain;

                  (iii) any Liability is a Contingent Liability; or

                  (iv) any Contingent Liability is a Shared Contingent Liability, an Exclusive Bristol-Myers Squibb Contingent Liability or an Exclusive Zimmer Contingent Liability.

                  (b) Any of the parties may refer any potential Contingent Gains or Contingent Liabilities to the Contingent Claim Committee for resolution as described in Section 5.06(a) and if the Contingent Claim Committee reaches a determination (which shall be made within 30 days of such referral), then that determination shall be binding on all of the parties and their respective successors and assigns. In the event that the Contingent Claim Committee cannot reach a determination as to the nature or status of any such Liabilities or claims or rights within 30 days after such referral, then the issue will be submitted to the respective General Counsels of Bristol-Myers Squibb and Zimmer for determination. If the General Counsels cannot reach a determination, then the procedures set forth in Article VIII of this Agreement shall govern.

                  (c) In resolving, with respect to any Action set forth on
Schedule 5.06 or any other matter not set forth in Schedules 5.01(d), 5.01(e), 5.01(h), 5.01(i), 5.01(k) or 5.01(l), whether (i) any Contingent Gain is a Shared Contingent Gain, an Exclusive Bristol-Myers Squibb Contingent Gain or an Exclusive Zimmer Contingent Gain or (ii) any Contingent Liability is a Shared Contingent Liability, an Exclusive Bristol-Myers Squibb Contingent Liability or an Exclusive Zimmer Contingent Liability, the categorization of Contingent Gains and Contingent

Liabilities reflected in 5.01(d), 5.01(e), 5.01(h), 5.01(i), 5.01(k) or 5.01(l)
shall be considered and used as a presumptive guide.

                  SECTION 5.07. CERTAIN CASE ALLOCATION MATTERS. The parties agree that if any Action not set forth on Schedule 5.01(d), 5.01(e), 5.01(h), 5.01(i), 5.01(k) or 5.01(l) involves separate and distinct claims that, if not joined in a single Action, would constitute separate Exclusive Contingent Liabilities of two or more parties, they will use their reasonable efforts to segregate such separate and distinct claims so that the Liabilities associated with each such claim (including all costs and expenses) shall be treated as Exclusive Contingent Liabilities of the appropriate party and so that each party shall have the rights and obligations with respect to each such claim (including pursuant to Article V hereof) as would have been applicable had such claims been commenced as separate Actions. Notwithstanding the foregoing provisions, this
Section 5.07 shall not apply to any separate and distinct claim that is de minimis or frivolous in nature.

                  SECTION 5.08. TERMINATION OF CERTAIN ARTICLE V PROVISIONS. The provisions set forth in this Article V related to sharing of Contingent Gains and Contingent Liabilities shall terminate on the third anniversary of the Distribution Date except for (a) any claim or action pending or asserted by either party on or prior to such termination, or (b) any claim or action related to any matter that has a statute of limitations that extends beyond such termination date. Any claim or action referred to in (a) and (b) above shall survive until the later of the final determination applicable to any such claim or action or the applicable statute of limitations covering such claim or action.

                                   ARTICLE VI

                  INTERIM OPERATIONS AND CERTAIN OTHER MATTERS

                  SECTION 6.01. INSURANCE MATTERS. Zimmer does hereby, for itself and each other member of the Zimmer Group, agree that no member of the Bristol-Myers Squibb Group or any Bristol-Myers Squibb Indemnitee shall have any Liability whatsoever as a result of the insurance policies and practices of Bristol-Myers Squibb and its Affiliates as in effect at any time prior to the Distribution Date, including as a result of the level or scope of any such insurance, the creditworthiness of any insurance carrier, the terms and conditions of any policy, the adequacy or timeliness of any notice to any insurance carrier with respect to any claim or potential claim or otherwise.

                  SECTION 6.02. CERTAIN BUSINESS MATTERS. No member of any Group shall have any duty to refrain from (i) engaging in the same or similar activities or lines of business as any member of the other Group, (ii) doing business with any potential or actual supplier or customer of any member of the other Group, or (iii) engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual suppliers or customers of any member of the other Group.

                  SECTION 6.03. LATE PAYMENTS. Except as expressly provided to the contrary in this Agreement or in any Ancillary Agreement, any amount not paid when due pursuant to this Agreement or any Ancillary Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within 30 days of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to the Prime Rate plus 2%.

                                   ARTICLE VII

                    EXCHANGE OF INFORMATION; CONFIDENTIALITY

                  SECTION 7.01. AGREEMENT FOR EXCHANGE OF INFORMATION; ARCHIVES.
(a) Each of Bristol-Myers Squibb and Zimmer, on behalf of its respective Group, agrees to provide, or cause to be provided, to the other Group, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such respective Group which the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, in each case other than claims or allegations that one party to this Agreement has against the other or (iii) subject to foregoing clause (ii) above, to comply with its obligations under this Agreement, or any

Ancillary Agreement; PROVIDED, HOWEVER, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. The parties acknowledge that the Tax Sharing Agreement shall govern the exchange of Information with respect to Taxes.

                  (b) After the Distribution Date, Zimmer shall have access during regular business hours (as in effect from time to time) to the documents and objects of historic significance that relate to the Zimmer Business that are located in archives retained or maintained by Bristol-Myers Squibb. Zimmer may obtain copies (but not originals) of documents for bona fide business purposes and may obtain objects for exhibition purposes for commercially reasonable periods of time if required for bona fide business purposes, provided that Zimmer shall cause any such objects to be returned promptly in the same condition in which they were delivered to Zimmer and Zimmer shall comply with any rules, procedures or other requirements, and shall be subject to any restrictions (including prohibitions on removal of specified objects), that are then applicable to Bristol-Myers Squibb. Zimmer shall pay the applicable fee or rate per hour for archives research services (subject to increase from time to time to reflect rates then in effect for Bristol-Myers Squibb generally). Nothing herein shall be deemed to restrict the access of any member of the Bristol-Myers Squibb Group to any such documents or objects or to impose any liability on any member of the Bristol-Myers Squibb Group if any such documents or objects are not maintained or preserved by Bristol-Myers Squibb.

                  (c) After the date hereof, each of Bristol-Myers Squibb and Zimmer (i) shall maintain in effect at its own cost and expense adequate systems and controls to the extent necessary to enable the members of the other Group to satisfy their respective reporting, accounting, audit and other obligations, and
(ii) shall provide, or cause to be provided, to the other party in such form as the requesting party shall request, at no charge to such requesting party, all financial and other data and information as such requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

                  SECTION 7.02. OWNERSHIP OF INFORMATION. Any Information owned by one Group that is provided to a requesting party pursuant to Section 7.01 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

                  SECTION 7.03. COMPENSATION FOR PROVIDING INFORMATION. Except as set forth in Section 7.01(c)(ii), the party requesting Information agrees to reimburse the other party for the reasonable costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting party. Except as may be otherwise specifically provided elsewhere in this Agreement or in any other agreement between the parties, such costs shall be computed in accordance with the providing party's standard methodology and procedures.

                  SECTION 7.04. RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this Article VII and other provisions of this Agreement after the Distribution Date, the parties agree to use their reasonable efforts to retain all Information in their respective possession or control on the Distribution Date in accordance with the policies of Bristol-Myers Squibb as in effect on the Distribution Date or such other policies as may be reasonably adopted by the appropriate party after the Distribution Date. No party will destroy, or permit any of its Subsidiaries to destroy, any Information which the other party may have the right to obtain pursuant to this Agreement prior to the third anniversary of the date hereof without first using its reasonable efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such information prior to such destruction; PROVIDED, HOWEVER, that in the case of any Information relating to employee benefits or Environmental Liabilities, such period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof); PROVIDED, FURTHER, that in the event that any such Information is also subject to a retention requirement contained in any Ancillary Agreement that is longer than the requirement contained in this Section 7.04, then the requirement in such agreement shall supersede this Section 7.04.

                  SECTION 7.05. LIMITATIONS OF LIABILITY. No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed after reasonable efforts by such party to comply with the provisions of Section 7.04.

                  SECTION 7.06. OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this Article VII are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange, retention or confidential treatment of Information set forth in any Ancillary Agreement.

                  SECTION 7.07. PRODUCTION OF WITNESSES; RECORDS; COOPERATION.
(a) After the Distribution Date, except in the case of an adversarial Action by one party against another party, each party hereto shall use its reasonable efforts to make available to each other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

                  (b) If an Indemnifying Party or Bristol-Myers Squibb chooses to defend or to seek to compromise or settle any Third Party Claim, the other parties shall make available to such Indemnifying Party, Bristol-Myers Squibb or such other party, as the case may be, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the members of its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, as the case may be, and shall otherwise cooperate in such defense, settlement or compromise, as the case may be.

                  (c) Without limiting the foregoing, the parties shall cooperate and consult to the extent reasonably necessary with respect to any Actions.

                  (d) Without limiting any provision of this Section 7.07, each of the parties agrees to cooperate, and to cause each member of its respective Group to cooperate, with each other in the defense of any infringement or similar claim with respect any intellectual property and shall not claim to acknowledge, or permit any member of its respective Group to claim to acknowledge, the validity or infringing use of any intellectual property of a third Person in a manner that would hamper or undermine the defense of such infringement or similar claim.

                  (e) The obligation of the parties to provide witnesses pursuant to this Section 7.07 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses inventors and other employees without regard to whether the witness or the employer of the witness could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 7.07(a)).

                  (f) In connection with any matter contemplated by this Section 7.07, the parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of any member of any Group.

                  SECTION 7.08. CONFIDENTIALITY. (a) Subject to Section 7.09, each of Bristol-Myers Squibb and Zimmer, on behalf of itself and each member of its respective Group, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to Bristol-Myers Squibb's confidential and proprietary information pursuant to policies in effect as of the Distribution Date, all Information concerning each such other Group that is either in its possession (including Information in its possession prior to any of the date hereof or the Distribution Date) or furnished by any such other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement, any Ancillary Agreement or otherwise, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such party or any member of such Group or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by such party (or any member of such party's Group) which sources are not themselves bound by a confidentiality obligation, or (iii) independently generated without reference to any proprietary or confidential Information of the other party.

                  (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any such Information to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with Section 7.09. Without limiting the foregoing, when any Information is no longer needed for the purposes contemplated by this Agreement or any Ancillary Agreement, each party will promptly after request of the other party either return to the other party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

                  SECTION 7.09. PROTECTIVE ARRANGEMENTS. In the event that any party or any member of its Group either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other party (or any member of any other party's Group) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

                                  ARTICLE VIII

                               DISPUTE RESOLUTION

                  SECTION 8.01. DISPUTES. Except as otherwise specifically provided in any Ancillary Agreement, the procedures for discussion, negotiation and mediation set forth in this Article VIII shall apply to all disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement or any Ancillary Agreement, or the transactions contemplated hereby or thereby (including all actions taken in furtherance of the transactions contemplated hereby or thereby on or prior to the date hereof), or the commercial or economic relationship of the parties relating hereto or thereto, between or among any member of the Bristol-Myers Squibb Group and the Zimmer Group.

                  SECTION 8.02. ESCALATION; MEDIATION. (a) It is the intent of the parties to use their respective reasonable efforts to resolve expeditiously any dispute, controversy or claim between or among them with respect to the matters covered hereby that may arise from time to time on a mutually acceptable negotiated basis. In furtherance of the foregoing, any party involved in a dispute, controversy or claim may deliver a notice (an "ESCALATION NOTICE") demanding an in person meeting involving representatives of the parties at a senior level of management of the parties (or if the parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of each party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the parties may be established by the parties from time to time; PROVIDED, HOWEVER, that the parties shall use their reasonable efforts to meet within 30 days of the Escalation Notice.

                  (b) If the parties are not able to resolve the dispute, controversy or claim through the escalation process referred to above, then the matter shall be referred to mediation. The parties shall retain a mediator to aid the parties in their discussions and negotiations by informally providing advice to the parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any other proceeding. The mediator may be chosen from a list of mediators previously selected by the parties or by other agreement of the parties. Costs of the mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own expenses. Mediation shall be a prerequisite to the commencement of any action by either party.

                  SECTION 8.03. COURT ACTIONS. (a) In the event that any party, after complying with the provisions set forth in Section 8.02 above, desires to commence an Action, such party may submit the dispute, controversy or claim (or such series of related disputes, controversies or claims) to any court of competent jurisdiction.

                  (b) The parties irrevocably submit to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any Action arising out of this Agreement, the Ancillary Agreements or any transaction contemplated hereby or thereby. The parties agree to commence any Action relating hereto either in the United States District Court for the Southern District of New York or if such Action may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. The parties further agree that service of any process, summons, notice or document by U.S. registered mail to their respective addresses set forth above shall be effective service of process for any Action in New York with respect to any matters to which each party has submitted to jurisdiction in this Section 8.03(b). Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

                  (c) The parties each hereby waive to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the Ancillary Agreements or any transaction contemplated hereby or thereby. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement and the Ancillary Agreements by, among other things, the mutual waivers and certifications in this
Section 8.03.

                  (d) Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this Article VIII with respect to all matters not subject to such dispute, controversy or claim.

                                   ARTICLE IX

                               FURTHER ASSURANCES

                  SECTION 9.01. FURTHER ASSURANCES. (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its reasonable efforts, prior to, on and after the Distribution Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements.

                  (b) Without limiting the foregoing, prior to, on and after the Distribution Date, each party hereto shall cooperate with the other party, and without any further consideration, but at the expense of the requesting party, to execute and deliver, or use its reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any

Consents or Governmental Approvals), and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the Ancillary Agreements, in order to effectuate the provisions and purposes of this Agreement and the Ancillary Agreements and the transfers of the Zimmer Assets and the assignment and assumption of the Zimmer Liabilities and the other transactions contemplated hereby and thereby. Without limiting the foregoing, each party will, at the reasonable request, cost and expense of any other party, take such other actions as may be reasonably necessary to vest in such other party good and marketable title, free and clear of any Security Interest, if and to the extent it is practicable to do so.

                  (c) On or prior to the Distribution Date, Bristol-Myers Squibb and Zimmer in their respective capacities as direct and indirect stockholders of their respective Subsidiaries, shall each ratify any actions which are reasonably necessary or desirable to be taken by Bristol-Myers Squibb, Zimmer or any other Subsidiary of Bristol-Myers Squibb or Zimmer, as the case may be, to effectuate the transactions contemplated by this Agreement. On or prior to the Distribution Date, Bristol-Myers Squibb and Zimmer shall take all actions as may be necessary to approve the stock-based employee benefit plans of Zimmer in order to satisfy the requirement of Rule 16b-3 under the Exchange Act.

                  (d) Prior to the Distribution Date, if one or more of the parties identifies any commercial or other service that is needed to assure a smooth and orderly transition of the businesses in connection with the consummation of the transactions contemplated hereby, and that is not otherwise governed by the provisions of this Agreement or any Ancillary Agreement, the parties will cooperate in determining whether there is a mutually acceptable arm's-length basis on which the other party will provide such service.

                                    ARTICLE X

                                   TERMINATION

                  SECTION 10.01. TERMINATION. This Agreement and all Ancillary Agreements may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution Date by and in the sole discretion of Bristol-Myers Squibb without the approval of Zimmer or the stockholders of Bristol-Myers Squibb. In the event of such termination, no party shall have any liability of any kind to any other party or any other Person. After the Distribution Date, this Agreement may not be terminated except by an agreement in writing signed by the parties.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.01. COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER. (a) This Agreement and each Ancillary Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

                  (b) This Agreement, and the Ancillary Agreements and the Exhibits, Schedules and Appendices hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

                  (c) Bristol-Myers Squibb represents on behalf of itself and each other member of the Bristol-Myers Squibb Group and Zimmer represents on behalf of itself and each other member of the Zimmer Group as follows:

                  (i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform each of this Agreement and each other Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby; and

                  (ii) this Agreement and each Ancillary Agreement to which it is a party has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

                  (d) Each party hereto acknowledges that it and each other party hereto is executing certain of the Ancillary Agreements by facsimile, stamp or mechanical signature. Each party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such party to the same extent as if it were signed manually and agrees that at the reasonable request of any other party hereto at any time it will as promptly as reasonably practicable cause each such Ancillary Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

                  SECTION 11.02. GOVERNING LAW. This Agreement and, unless expressly provided therein, each Ancillary Agreement, shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles of the State of New York, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

                  SECTION 11.03. ASSIGNABILITY. Except as set forth in any Ancillary Agreement, this Agreement and each Ancillary Agreement shall be binding upon and inure to the benefit of the parties hereto and thereto, respectively, and their respective successors and assigns; PROVIDED, HOWEVER, that no party hereto or thereto may assign its respective rights or delegate its respective obligations under this Agreement or any Ancillary Agreement without the express prior written consent of the other parties hereto or thereto.

                  SECTION 11.04. THIRD PARTY BENEFICIARIES. Except for the indemnification rights under this Agreement of any Bristol-Myers Squibb Indemnitee or Zimmer Indemnitee in their respective capacities as such, (a) the provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder, and (b) there are no third party beneficiaries of this Agreement or any Ancillary Agreement and neither this Agreement nor any Ancillary Agreement shall provide any third Person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement.

                  SECTION 11.05. NOTICES. All notices or other communications under this Agreement or any Ancillary Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

                  If to Bristol-Myers Squibb, to:

                  Bristol-Myers Squibb Company
                  345 Park Avenue
                  New York, New York 10154
                  Attn: General Counsel

                  If to Zimmer to:

                  Zimmer Holdings, Inc.
                  345 East Main Street
                  Warsaw, Indiana 46580
                  Attn: General Counsel

                  Any party may, by notice to the other party, change the address to which such notices are to be given.

                  SECTION 11.06. SEVERABILITY. If any provision of this Agreement or any Ancillary Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

                  SECTION 11.07. FORCE MAJEURE. No party shall be deemed in default of this Agreement or any Ancillary Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement or any Ancillary Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

                  SECTION 11.08. PUBLICITY. Prior to the Distribution, each of Bristol-Myers Squibb and Zimmer shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the Contribution, the Distribution or any of the other transactions contemplated hereby and prior to making any filings with any Governmental Authority with respect thereto.

                  SECTION 11.09. EXPENSES. Except as expressly set forth in this Agreement or in any Ancillary Agreement, all third party fees, costs and expenses paid or incurred in connection with the Distribution will be paid by Zimmer.

                  SECTION 11.10. HEADINGS. The article, section and paragraph headings contained in this Agreement and in the Ancillary Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or any Ancillary Agreement.

                  SECTION 11.11. SURVIVAL OF COVENANTS. Except as expressly set forth in any Ancillary Agreement, the covenants, representations and warranties contained in this Agreement and each Ancillary Agreement, and liability for the breach of any obligations contained herein or therein, shall survive the Contribution and the Distribution and shall remain in full force and effect.

                  SECTION 11.12. WAIVERS OF DEFAULT. Waiver by any party of any default by the other party of any provision of this Agreement or any Ancillary Agreement shall not be


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                                                                              60


deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

                  SECTION 11.13. AMENDMENTS. No provisions of this Agreement or any Ancillary Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

                  SECTION 11.14. INTERPRETATION. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement (or the applicable Ancillary Agreement) as a whole (including all of the Schedules, Exhibits and Appendices hereto and thereto) and not to any particular provision of this Agreement (or such Ancillary Agreement). Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement (or the applicable Ancillary Agreement) unless otherwise specified. The word "including" and words of similar import when used in this Agreement (or the applicable Ancillary Agreement) shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive. Unless expressly stated to the contrary in this Agreement or in any Ancillary Agreement, all references to "the date hereof," "the date of this Agreement," "hereby"
and "hereupon" and words of similar import shall all be references to [      ],
2001, regardless of any amendment or restatement hereof.


                  IN WITNESS WHEREOF, the parties have caused this Contribution and Distribution Agreement to be executed by their duly authorized representatives.

                                             BRISTOL-MYERS SQUIBB COMPANY

                                             By:___________________________
                                                Name:
                                                Title:


                                             ZIMMER HOLDINGS, INC.

                                             By:___________________________
                                                Name:
                                                Title: